UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2015

VERITEQ CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 S. CONGRESS AVENUE, SUITE 401 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-846-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

Securities Purchase Agreement Effective January 28, 2015 and 12% Convertible Promissory Note due January 27, 2016

VeriTeQ Corporation (the “Company”) entered into a securities purchase agreement on January 28, 2015 (the “SPA”), with Magna Equities II, LLC, an accredited investor (“Magna” or the “Lender”), pursuant to which the Company issued and sold to Magna a convertible promissory note, bearing interest at 12% per annum in the principal amount of $47,500 (the “Note”). In accordance with the terms of the SPA, the Company agreed to pay the Lender’s expenses associated with the transaction in the amount of $2,500. As a result, the Company realized net proceeds from the sale of the Note in the amount of $45,000, which is to be used for general corporate purposes.

The Note can be prepaid, at a redemption premium of 50%, until 90 days following the issuance date of the Note, after which the Company has no right of prepayment. The Note is convertible at a price per share equal to the lesser of (i) $0.015 per share or (ii) 60% of the average of the lowest three trading prices of the Company’s common stock during the 10 trading days prior to conversion. If, at any time when the Note is outstanding, the Company issues or sells, or is deemed to have issued or sold, any shares of its common stock in connection with a subsequent placement for no consideration or for a consideration per share that is less than the conversion price on the date of issuance or based on a variable price formula (the “Alternative Variable Price Formula”) that is more favorable to the Lender than the foregoing variable conversion price formula, then the conversion price will be reduced to the amount of the consideration per share received for such issuance or the conversion price will be adjusted to match the Alternative Variable Price Formula.

The Note contains certain covenants and restrictions including, among others, that for so long as the Note is outstanding the Company will not pay dividends or dispose of certain assets, and that the Company will maintain its listing on an over-the-counter market. Events of default under the note include, among others, failure to pay principal or interest on the note or comply with certain covenants under the note.

The foregoing descriptions of the SPA and the Note are summaries, and are qualified in their entirety by reference to such documents, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

On January 23, 2015, the Company borrowed $45,000 from its Chairman and Chief Executive Officer, Scott R. Silverman, as evidenced by a promissory note (the “Silverman Note”). The Silverman Note is payable on demand and bears interest at a rate of 5% per annum.

The foregoing description of the Silverman Note is a summary and is qualified in its entirety by reference to such document, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2015, Ambassador Ned L. Siegel resigned as a member of the Company’s Board of Directors. Ambassador Siegel’s resignation did not involve any disagreement on any matter related to the Company’s operations, policies or practices.

Special Note Regarding Forward-Looking Statements

This current report on Form 8-K contains"forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. These risks and uncertainties include, without limitation, VeriTeQ's ability to raise capital; as well as other risks. Additional information about these and other factors may be described in VeriTeQ's Form 10-K, filed on April 15, 2014 and amended on August 19, 2014, and Form 10-Q filed on November 18, 2014, and future filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit Number	Description
	10.1	Securities Purchase Agreement dated January 27, 2015

	10.2	Form of Convertible Promissory Note due January 27, 2016

	10.3	Promissory Note due on demand

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VeriTeQ Corporation

Date: January 28, 2015	/s/ Michael E. Krawitz
Michael E. Krawitz
Chief Legal and Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Securities Purchase Agreement dated January 27, 2015

10.2	Form of Convertible Promissory Note due January 27, 2016

10.3	Promissory Note due on demand